EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Harbinger Group Inc.:

We consent to the use of our report dated June 10, 2011, with respect to the balance sheets of Harbinger Group Inc. and subsidiaries (the Company) as of September 30, 2010 and September 30, 2009 (Successor), and the related consolidated statements of operations, cash flows, and changes in equity (deficit) and comprehensive income (loss) for the year ended September 30, 2010, the period August 31, 2009 to September 30, 2009 (Successor), the period October 1, 2008 to August 30, 2009, and the year ended September 30, 2008 (Predecessor), included in this registration statement on Form S-4/A and to the reference to our firm under the heading “Experts” in the prospectus.

Our report on the consolidated financial statements includes an explanatory paragraph that describes the Successor’s adoption of the provisions of ASC Topic 852, “Reorganization” formerly American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” in 2009, and the adoption of the measurement date provision in conformity with ASC Topic 715, “Compensation — Retirement Benefits” formerly SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and other Postretirement Plans” in 2009.

/s/ KPMG LLP

New York, New York
August 26, 2011

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Harbinger Group Inc.
Spectrum Brands Holdings, Inc.:

We consent to the inclusion in this Amendment No. 1 to the registration statement on Form S-4 and prospectus of Harbinger Group Inc. of our report dated December 14, 2010, except for Notes 1, 6, 11 and 17, as to which the date is February 25, 2011, with respect to the consolidated statements of financial position of Spectrum Brands Holdings, Inc. and subsidiaries (the Company) as of September 30, 2010 and September 30, 2009 (Successor), and the related consolidated statements of operations, shareholders’ equity (deficit) and comprehensive income (loss), and cash flows for the year ended September 30, 2010, the period August 31, 2009 to September 30, 2009 (Successor), the period October 1, 2008 to August 30, 2009, and the year ended September 30, 2008 (Predecessor) and the financial statement schedule II and to the reference to our firm under the heading “Experts” in the registration statement and prospectus.

Our report on the consolidated financial statements includes an explanatory paragraph that describes the Successor’s adoption of the provisions of ASC Topic 852, “Reorganization” formerly American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” in 2009, and the adoption of the measurement date provision in conformity with ASC Topic 715, “Compensation — Retirement Benefits” formerly SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and other Postretirement Plans” in 2009.

/s/ KPMG LLP

Atlanta, Georgia
August 26, 2011

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fidelity & Guaranty Life Holdings, Inc.:

We consent to the use of our report dated April 26, 2011, with respect to the consolidated balance sheets of Fidelity & Guaranty Life Holdings, Inc. and subsidiaries (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in shareholder’s equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2010, included in this Amendment No. 1 to the registration statement on Form S-4 and to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated April 26, 2011 contains an explanatory paragraph that states that as discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for other-than-temporary impairments in 2009 and for the fair value measurement of financial instruments in 2008.

/s/ KPMG LLP

Baltimore, Maryland
August 26, 2011